Exhibit 21.1

                                SPAR Group, Inc.
                              List of Subsidiaries


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100 % Owned Subsidiaries..................................State/Country of Incorporation
------------------------                                  ------------------------------
PIA Merchandising Co., Inc....................................................California
PIA Merchandising Limited............................................Nova Scotia, Canada
Pacific Indoor Display Co., Inc...............................................California
Pivotal Field Services, Inc.......................................................Nevada
Pivotal Sales Company.........................................................California
Retail Resources, Inc.............................................................Nevada
SPAR Acquisition, Inc.............................................................Nevada
SPAR All Store Marketing Services, Inc............................................Nevada
SPAR Bert Fife, Inc...............................................................Nevada
SPAR/Burgoyne Retail Services, Inc. (f/k/a SPAR Retail Information, Inc.)...........Ohio
SPAR Canada Company..................................................Nova Scotia, Canada
SPAR Canada, Inc..................................................................Nevada
SPAR Group International, Inc.....................................................Nevada
SPAR Inc., (f/k/a SPAR/Burgoyne Information Services, Inc.).......................Nevada
SPAR Incentive Marketing, Inc...................................................Delaware
SPAR International LTD....................................................Cayman Islands
SPAR Marketing, Inc...............................................................Nevada
SPAR Marketing, Inc. (f/k/a SPAR Acquisition, Inc.).............................Delaware
SPAR Marketing Force, Inc.........................................................Nevada
SPAR Megaforce, Inc...............................................................Nevada
SPAR/PIA Retail Services, Inc.....................................................Nevada
SPAR Technology Group, Inc. (f/k/a SPARinc.com, Inc.).............................Nevada
SPAR Trademarks, Inc..............................................................Nevada

51% Owned International Subsidiaries............................................Country
------------------------------------                                            -------
SGRP Meridian (Pty), Ltd....................................................South Africa
SPAR Merchandising Romania, Ltd..................................................Romania
SPAR Solutions India Private Limited...............................................India
SPAR Turkey Ltd...................................................................Turkey
UAB SPAR RSS Baltic............................................................Lithuania

50% Owned International Joint Ventures..........................................Country
------------------------------------                                            -------
SPAR China Ltd.....................................................................China
SPAR FM Japan, Inc.................................................................Japan
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